UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 11, 2016, the Compensation Committee of the Board of Directors of Mobile Mini, Inc. (the “Company”) adopted an Amendment No. 1 (the “Amendment”) to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”), effective as of March 11, 2016. The Amendment provides for a mandated minimum vesting period of one year on at least 95% of the awards the Company grants under the Plan, with the Company retaining the discretion to accelerate vesting earlier upon a participant’s death, disability, or involuntary termination of service, or upon a change in control. Additionally, although the Plan already prohibited repricing of options and stock appreciation rights without stockholder approval, the Amendment clarifies such language to include paying cash upon cancellation of an underwater award as part of a repricing that would require stockholder approval.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to the Mobile Mini, Inc. Amended and Restated Equity Incentive Plan (effective as of March 11, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	MOBILE MINI, INC.

	By:	/s/ Christopher J. Miner
		Name:	Christopher J. Miner
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Mobile Mini, Inc. Amended and Restated Equity Incentive Plan (effective as of March 13, 2016).